UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2007

ACRO Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50482	98-0377767

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37 Inbar Strret, Caesarea, Israel	30889

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code + 972 4 636 0297

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 1, 2007, we appointed Gabi Klausner, as Chief Financial Officer (CFO). Ms. Klausner replaced Jacob Bar Shalom, who ceased to serve as our CFO on the same date.

Ms. Klausner is a Certified Public Accountant. She holds a Master of Business Administration from Haifa University, Israel and a BA in Economics and Finance from Tel Aviv University. Prior to joining Acro, Ms. Klausner served from 2005 as a cost analyst for Vishay Israel’s optical components center (opto fab) in Yoqneam, Israel. From 1999 to 2005 she was the controller for CyOptics, Inc. and its Israeli subsidiary, CyOptics Israel Ltd. (Vishay Israel acquired the latter in 2005). From 1997 through 1999 Ms. Klausner was deputy controller for SemiConductor Devices (SCD), a provider of infrared detectors and laser diodes. Before joining SCD, she was an account manager at two large Israeli accounting firms.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRO INC. By: /s/ Gadi Aner —————————————— Gadi Aner Chief Executive Officer and Chairman of the Board of Directors Date: June 5, 2007